EXHIBIT 3.1

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
               AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                 THE 3DO COMPANY

         The 3DO Company (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Fifteen Thousand Eight Hundred Twenty (15,820) shares of Series A Convertible Preferred Stock of the Company, as follows:

         RESOLVED, that the Company is authorized to issue 15,820 shares of Series A Convertible Preferred Stock (the "Preferred Shares"), par value $0.01 per share, which shall have the following powers, designations, preferences and other special rights:

         (1) Dividends. The Preferred Shares shall bear dividends ("Dividends") at a rate of 5.0% per annum, which shall be cumulative, accrue daily from the Issuance Date (as defined below) and be payable on the first day of each Calendar Quarter (as defined below) beginning on April 1, 2002 (each a "Dividend Date"). If a Dividend Date is not a Business Day (as defined below) then the Dividends shall be due and payable on the Business Day immediately following the Dividend Date. Dividends shall be payable in cash or, at the option of the Company, in shares of Common Stock (as defined below) ("Dividend Shares"); provided that the Dividends which accrue during any period shall be payable in shares of Common Stock only if the Company provides written notice (a "Dividend Election Notice") to each holder of the Preferred Shares at least 25 Business Days prior to the Dividend Date. Dividends to be paid in shares of Common Stock shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(b)) of Common Stock equal to the quotient of (I) the Additional Amount (as defined below) divided by (II) the Dividend Conversion Price (as defined below) on the applicable Dividend Date. Notwithstanding the foregoing, the Company shall not be entitled to pay Dividends in shares of Common Stock and shall be required to pay such Dividends in cash if (x) any event constituting a Triggering Event (as defined in Section


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3(b)),  or an event that with the passage of time and without  being cured would constitute a Triggering Event, has occurred and is continuing on the date of the Dividend Election Notice or on the Dividend Date, unless otherwise consented to in writing by the holder of Preferred Shares entitled to receive such Dividend or (y) the Registration Statement (as defined in the Registration Rights Agreement (as defined below)) is not effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement), including but not limited to the Dividend Shares, on the date of the Dividend Election Notice or on the Dividend Date, unless otherwise consented to in writing by the holder of Preferred Shares entitled to receive such Dividend. Any accrued and unpaid Dividends which are not paid within five (5) Business Days of such accrued and unpaid Dividends' Dividend Date shall bear interest at the rate of 18.0% per annum (or, if lower, the maximum amount allowed by applicable law) from such Dividend Date until the same is paid in full (the "Default Interest").

         (2)  Conversion  of  Preferred   Shares.   Preferred  Shares  shall  be
convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

                  (a) Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

          (i) "Additional Amount" means, on a per share basis, the sum of (A) unpaid Default Interest through the date of determination plus (B) the result of the following formula: (.05)(N/365)($1,000).

          (ii) "Adjustment Date" means the earlier of (A) the date immediately following the last day of the Alternative Conversion Period and (B) the date which is 210 days after the Initial Issuance Date.

          (iii) "Alternative Conversion Period" means the period (A) beginning on and including the earlier of (I) the day the Registration Statement is declared effective by the SEC and (II) the date which is 60 days after the Initial Issuance Date, and (B) ending on and including the later of (X) the 120th day that the Registration Statement has been effective and available for the resale of all of the Registrable Securities (excluding any days during a Grace Period (as defined in the Registration Rights Agreement)) and (Y) the date on which the Company delivers a written representation to each holder of Preferred Shares confirming that the Registration Statement has been effective and available for the resale of all the Registrable Securities (excluding any days during a Grace Period) for at least 120 days.

          (iv) "Alternative Conversion Price" means, as of any Conversion Date or other date of determination, 90% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the 20 consecutive trading days immediately preceding such Conversion Date or other date of determination (as appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such 20 trading day period).

          (v) "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant for services provided to the Company.


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          (vi) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

          (vii) "Calendar Quarter" means each of (w) the period beginning on and including January 1 and ending on and including March 31, (x) the period beginning on and including April 1 and ending on and including June 30, (y) the period beginning on and including July 1 and ending on and including September 30, and (z) the period beginning on and including October 1 and ending on and including December 31.

          (viii) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(f)(i)(A) and 2(f)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Preferred Shares or exercise of the Warrants (as defined below).

          (ix) "Conversion Amount" means, with respect to each Preferred Share, the sum of (1) the Additional Amount and (2) the Stated Value.

          (x) "Conversion Price" means, (A) on any Conversion Date (as defined below) or other date of determination during the period beginning on the Initial Issuance Date and ending on and including the day immediately prior to the Three Year Date (other than during a Alternative Conversion Period), the Fixed Conversion Price, (B) on any Conversion Date or other date of determination during a Alternative Conversion Period, the lower of the Fixed Conversion Price and the Alternative Conversion Price, and (C) on any Conversion Date or other date of determination during the period beginning on and including the Three Year Date and ending on and including the Maturity Conversion Date, the Maturity Conversion Price, each in effect as of such date, and subject to adjustment as provided herein and subject to Section 2(f)(iii).

          (xi) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

          (xii) "Dividend Conversion Price" means, with respect to each Dividend Date, the arithmetic average of the Weighted Average Price of the Common Stock on each of the 20 consecutive trading days immediately preceding such Dividend Date (as appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such 20 trading day period).

          (xiii) "Fixed Conversion Price" means (A) with respect to any Preferred Share as of any Conversion Date or other date of determination prior to the Adjustment Date, 120% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the ten (10) consecutive trading days immediately preceding the Initial Issuance Date, and (B) with respect to any Preferred Share as of any Conversion Date or other date of determination on or after the Adjustment Date, 120% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the 20 consecutive trading days immediately preceding the Adjustment Date (in each case as appropriately adjusted


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          for any  stock  split,  stock  dividend,  stock  combination  or other similar transaction during such ten (10) or 20 trading day period, respectively), subject to adjustment as provided herein.

          (xiv)  "Initial  Issuance  Date"  means  the  first  date on which any
          Preferred  Share  is  issued  pursuant  to  the  Securities   Purchase
          Agreement.

          (xv) "Issuance Date" means, with respect to each Preferred Share, the date of issuance of the applicable Preferred Share.

          (xvi) "Maturity Conversion Date" means the date which is 60 Business Days after the Three Year Date, unless extended pursuant to Section 2(d)(vii).

          (xvii) "Maturity Conversion Price" means the Weighted Average Price of the Common Stock on the Conversion Date or other date of determination, or, if such Conversion Date or other date of determination is not a trading day, then on the trading day immediately preceding such Conversion Date or other date of determination.

          (xviii) "N" means the number of days from, but excluding, the last Dividend Date with respect to which Dividends, along with any Default Interest, have been paid by the Company on the applicable Preferred Share (or the Issuance Date, in the event no Dividends have been paid on such Preferred Share) through and including the Conversion Date, the Maturity Conversion Date or other date of determination for such Preferred Share, as the case may be, for which such determination is being made.

          (xix) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          (xx) "Person"  means an individual,  a limited  liability  company,  a
          partnership,   a  joint   venture,   a   corporation,   a  trust,   an
          unincorporated organization and a government or any department or agency thereof.

          (xxi) "Principal Market" means the Nasdaq National Market, or if the Common Stock is not traded on the Nasdaq National Market, then the principal securities exchange or trading market for the Common Stock.

          (xxii) "Registration Rights Agreement" means that certain registration rights agreement between the Company and the initial holder(s) of the Preferred Shares relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, as such agreement may be amended from time to time as provided in such agreement.

          (xxiii)  "SEC"  means  the  United  States   Securities  and  Exchange
          Commission.

          (xxiv) "Securities Purchase Agreement" means that certain securities purchase agreement between the Company and the initial holder(s) of the Preferred Shares, as such agreement may be amended from time to time as provided in such agreement.

          (xxv) "Stated Value" means, with respect to each Preferred Share, $1,000.


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          (xxvi) "Three Year Date" means the date which is three (3) years after the Initial Issuance Date.

          (xxvii) "Warrants" means the warrants to purchase shares of Common Stock issued by the Company pursuant to the Securities Purchase Agreement.

          (xxviii) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" functions or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of at least a majority of the Preferred Shares then outstanding. If the Company and the holders of at least a majority of the Preferred Shares then outstanding are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

                  (b) Holder's Conversion Right; Mandatory Conversion. Subject to the provisions of Sections 5 and 14, at any time or times on or after the applicable Issuance Date, any holder of Preferred Shares shall be entitled to convert any whole or fractional number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below). If any Preferred Shares remain outstanding on the Maturity Conversion Date, then, pursuant to Section 2(d)(vii), all such Preferred Shares shall be converted at the Conversion Rate as of such date in accordance with Section 2(d). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                  (c) Conversion. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):


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                                Conversion Amount
                                Conversion Price

                  (d) Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

         (i) Holder's Delivery Requirements. To convert Preferred Shares into shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of an executed conversion notice in the form attached hereto as
         Exhibit I (the "Conversion Notice") to the Company and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (the "Preferred Stock Certificates") (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction).

         (ii) Company's Response. Upon receipt or deemed receipt by the Company of a copy of a Conversion Notice, the Company shall (1) as soon as practicable, but in no event later than within one (1) Business Day, send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Company's designated transfer agent (the "Transfer Agent"), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein (the requirement set forth in this clause (1) shall not apply to a deemed receipt of a Conversion Notice pursuant to
         Section 2(d)(vii)) and (2) on or before the second (2nd) Business Day following the date of receipt or deemed receipt by the Company of such Conversion Notice (the "Share Delivery Date") (A) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and provided that the holder is eligible to receive shares through DTC, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to
         Section 2(d)(viii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

         (iii) Dispute Resolution. In the case of a dispute as to the determination of the Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt or deemed receipt of such holder's Conversion Notice or other date of determination. If such holder and the Company are unable to agree upon the determination of the Weighted Average Price or arithmetic calculation of the Conversion


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         Rate within two (2) Business  Days of such  disputed  determination  or arithmetic calculation being transmitted to the holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the holders of at least two-thirds (2/3) of the Preferred Shares then
         outstanding  or  (B)  the  disputed   arithmetic   calculation  of  the
         Conversion Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

         (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the legal and record holder or holders of such shares of Common Stock on the Conversion Date.

         (v)      Company's Failure to Timely Convert.

                           (A) Cash  Damages.  If (I) within  five (5)  Business
Days after the Company's receipt of the facsimile copy of a Conversion Notice or deemed receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to a holder or credit such holder's balance account with DTC for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Preferred Shares or (II) within four (4)
Business Days of the Company's receipt of a Preferred Stock Certificate the Company shall fail to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 2(d)(ii), then in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder for each day after the Share Delivery Date such conversion is not timely effected and/or each day after the Preferred Stock Delivery Date such Preferred Stock Certificate is not delivered in an amount equal to 0.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Share Delivery Date and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on or prior to the Preferred Stock Delivery Date, the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate as of the Preferred Stock Delivery Date and (II) the Weighted Average Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Preferred Stock Delivery Date, in the case of failure to deliver a Preferred Stock Certificate. Alternatively, at the election of such holder made in such holder's sole discretion, the Company shall pay to such holder, in lieu of the additional damages referred to in the preceding sentence (but in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof)), 110% of the amount by which (A) such holder's total purchase price (including brokerage commissions, if any) for shares of Common Stock purchased to make delivery in satisfaction of a sale by such holder of the shares of Common Stock to which such holder is entitled but has not received upon a conversion exceeds (B) the net proceeds received by such holder from the sale of the shares of Common Stock to which such holder is entitled but has not received upon such conversion. If the Company fails to pay the


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additional  damages set forth in this Section  2(d)(v)  within five (5) Business
Days of the date incurred, then the holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the holder in the Conversion Notice.

                           (B)  Void  Conversion  Notice;  Adjustment  of  Fixed
Conversion Price. If for any reason a holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such holder's Conversion Notice; provided that the voiding of a holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise. Thereafter, the Fixed Conversion Price of any Preferred Shares returned or retained by the holder for failure to timely convert shall be adjusted to the lesser of (I) the Fixed Conversion Price as in effect on the date on which the holder voided the Conversion Notice and (II) the lowest Weighted Average Price during the period beginning on the Conversion Date and ending on the date such holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations. If there is an adjustment to the Fixed Conversion Price pursuant to this Section 2(d)(v)(B) prior to the Adjustment Date, then on and after the Adjustment Date the Fixed Conversion Price shall not exceed the Fixed Conversion Price in effect immediately prior to the Adjustment Date.

                           (C)  Conversion  Failure.  If for any reason a holder
has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares (a "Conversion Failure"), then the holder, upon written notice to the Company, may require that the Company redeem all Preferred Shares held by such holder, including the Preferred Shares previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock, in accordance with Section 3.

         (vi) Pro Rata Conversion. In the event the Company receives a Conversion Notice from more than one holder of Preferred Shares for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, then the Company shall convert from each holder of Preferred Shares electing to have Preferred Shares converted at such time a pro rata amount of such holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such holder relative to the number of Preferred Shares submitted for conversion on such date.

         (vii) Mandatory Redemption or Conversion at Maturity. If any Preferred Shares remain outstanding on the Three Year Date, then all such Preferred Shares shall be either (X) redeemed on the Three Year Date for an amount in cash per Preferred Share (the "Maturity Date Redemption Price") equal to the Conversion Amount on the Three Year Date (a "Maturity Date Mandatory Redemption"), or (Y) subject to
         Section 2(d)(vii)(D) below, converted on the Maturity Conversion Date at the Conversion Rate for such Preferred Shares as of the Maturity Conversion Date as if the holders of such Preferred Shares had delivered a Conversion Notice to the Company on the Maturity

         Conversion Date (a "Maturity Date Mandatory Conversion"). The Company shall be deemed to have elected a Maturity Date Mandatory Redemption unless the Company delivers written notice of its election to effect a Maturity Date Mandatory Conversion ("Maturity Conversion Notice") to each holder of Preferred Shares at least 20 Business Days prior to the Three Year Date.

                           (A) Mechanics of Maturity Date Mandatory  Redemption.
On the Three Year Date (unless the Company has delivered a Maturity Conversion Notice at least 20 Business Days prior to the Three Year Date), the Company shall pay to each holder of the Preferred Shares outstanding on the Three Year Date, by wire transfer of immediately available funds, an amount per Preferred Share equal to the Maturity Date Redemption Price.

                           (B) Failure to Pay Maturity Date Redemption Price. If
the Company has elected or is deemed to have elected a Maturity Date Mandatory Redemption and fails to redeem all of the Preferred Shares outstanding on the Three Year Date by payment of the Maturity Date Redemption Price on the Three Year Date, then in addition to any remedy any holder of such Preferred Shares may have under this Certificate of Designations, the Securities Purchase
Agreement and the Registration Rights Agreement, (X) the applicable Maturity Date Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full, and (Y) at any time after the Three Year Date and until the Company pays such unpaid applicable Maturity Date Redemption Price in full, any holder may void the Company's Maturity Date Mandatory Redemption as it relates to those Preferred Shares for which the Company has not paid the Maturity Date Redemption Price by sending written notice thereof to the Company via facsimile ("Maturity Redemption Void Notice"); provided that the voiding of the Company's Maturity Date Mandatory Redemption shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 2(d)(vii)(B) or otherwise. Upon the Company's receipt of a holder's Maturity Redemption Void Notice, (i) the Company's Maturity Date Mandatory Redemption shall be void with respect to such holder's Preferred Shares set forth in such holder's Maturity Redemption Void Notice and for which the Company failed to deliver the Maturity Date Redemption Price prior to the Company's receipt of such holder's Maturity Redemption Void Notice and (ii) such holder shall be entitled to convert the Preferred Shares set forth in such holder's Maturity Redemption Void Notice and for which the Maturity Date Redemption Price was not paid prior to such holder's delivery of its Maturity Redemption Void Notice in accordance with this Certificate of Designations.

                           (C) Conversion of Preferred Shares Prior to and After
the Three Year Date. Notwithstanding anything contained in this Section 2(d)(vii), but subject to Section 5, any holder of Preferred Shares may convert any Preferred Shares (including Preferred Shares subject to a Maturity Date Mandatory Redemption) into Common Stock pursuant to Section 2 on or prior to the date immediately preceding the Three Year Date. If the Company delivers a Maturity Conversion Notice to each holder of Preferred Shares on or before the date which is 20 Business Days prior to the Three Year Date, then the holders of the Preferred Shares shall be entitled to convert such Preferred Shares into Common Stock pursuant to Section 2 at any time prior to and including the Maturity Conversion Date, subject to Section 2(d)(vii)(D) below.

                           (D) Redemption Upon Maturity Trigger.  If the Company
has delivered a Maturity Conversion Notice at least 20 Business Days prior to the Three Year Date and if on any date after the Three Year Date the Maturity Conversion Price on such date is less than 50% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the 20 consecutive trading days immediately preceding the date which is 20 Business Days prior to the Three Year Date (subject to adjustment for any stock split, stock dividend, stock combination or other similar transaction) (any date on which such conditions are met is referred to as a "Maturity Trigger Date"), then the Company may elect to redeem all, but not less than all, of the outstanding Preferred Shares, to the extent funds are legally available therefor (a "Redemption Upon Maturity Trigger"), for a consideration per Preferred Share equal to the Conversion Amount on the Maturity Trigger Redemption Date (as defined below) (the "Maturity Trigger Redemption Price"). In order to exercise its right to Redemption Upon Maturity Trigger the Company must provide each holder of Preferred Shares written notice ("Notice of Redemption Upon Maturity Trigger") via facsimile no later than 5:00 p.m., New York City Time, on the applicable Maturity Trigger Date. If the Company has exercised its right of Redemption Upon Maturity Trigger and the conditions of the Section 2(d)(vii)(D) have been satisfied, then the Preferred Shares which remain outstanding on the first (1st) Business Day after the Company's delivery to each holder of Notice of Redemption Upon Maturity Trigger (the "Maturity Trigger Redemption Date") shall be redeemed as of the Maturity Trigger Redemption Date by payment, by wire transfer of immediately available funds, by the Company to each such holder of Preferred Shares of the Maturity Trigger Redemption Price on the Maturity Trigger Redemption Date. Notwithstanding the foregoing, a holder of Preferred Shares shall be entitled to convert Preferred Shares in accordance with Section 2 on a Maturity Trigger Date, including after the Company's delivery of a Notice of Redemption Upon Maturity Trigger. No holder of Preferred Shares may convert Preferred Shares on the Maturity Trigger Redemption Date. If the Company fails to redeem all of the Preferred Shares outstanding on the Maturity Trigger Redemption Date by payment of the Maturity Trigger Redemption Price on the Maturity Trigger Redemption Date, then in addition to any remedy any holder of such Preferred Shares may have under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement, (X) the applicable Maturity Trigger Redemption Price shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full, and (Y) at any time after the Maturity Trigger Redemption Date and until the Company pays such unpaid applicable Maturity Trigger Redemption Price in full, any holder may void, in whole or in part, the Redemption Upon Maturity Trigger as it relates to those Preferred Shares for which the Company has not paid the Maturity Trigger Redemption Price by sending written notice thereof to the Company via facsimile ("Maturity Trigger Void Notice"); provided that the voiding of the Redemption Upon Maturity Trigger shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this
Section 2(d)(vii)(D) or otherwise. Upon the Company's receipt of a holder's Maturity Trigger Void Notice, (I) the Redemption Upon Maturity Trigger shall be void with respect to such holder's Preferred Shares set forth in such holder's Maturity Trigger Void Notice and for which the Company failed to deliver the Maturity Trigger Redemption Price prior to the Company's receipt of such holder's Maturity Trigger Void Notice and (II) such holder shall be entitled to convert the Preferred Shares set forth in such holder's Maturity Redemption Void Notice in accordance with this Certificate of Designations. If the Company fails to timely pay any Maturity Trigger Redemption Price in accordance with this
Section 2(d)(vii)(D), then the Company shall not be entitled to deliver another Notice of Redemption Upon Maturity Trigger pursuant to this Section 2(d)(vii)(D) without the prior written consent of the holders of at least a majority of the Preferred Shares then outstanding.

                           (E) Delivery of Preferred Shares.  Promptly following
the Company's payment of the Maturity Date Redemption Price or the Maturity Trigger Redemption Price to each holder of Preferred Shares, such holder of Preferred Shares shall surrender all Preferred Stock Certificates for all such Preferred Shares, duly endorsed for cancellation, to the

Company or the Transfer Agent, otherwise, each holder of such Preferred Shares shall surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent promptly following the Maturity Conversion Date.

                           (F)  Extension of Maturity  Conversion  Date.  If the
Company has elected a Maturity Date Mandatory Conversion or has failed to pay the Maturity Date Redemption Price or the Maturity Trigger Redemption Price in a timely manner as described above, then the Maturity Conversion Date shall be extended for any applicable Preferred Shares until (1) five (5) trading days after none of the following apply: (a) the conversion of such Preferred Shares would violate the provisions of Section 5, (b) a Triggering Event shall have occurred and be continuing, or (c) an event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event; and (2) with respect to Preferred Shares for which the Company has failed to pay the Maturity Date Redemption Price or the Maturity Trigger Redemption Price, the Maturity Date Redemption Price or the Maturity
Trigger Redemption Price, respectively, has been paid to the holder of such Preferred Shares.

         (viii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless the full number of Preferred Shares represented by the certificate are being converted. The holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the holder may not transfer the certificate representing the Preferred Shares unless the holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new certificate of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

                  ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(d)(viii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

                  (e) Taxes. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

                  (f) Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

         (i) Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the Initial Issuance Date, the Company issues or sells, or in accordance with this Section 2(f) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued or deemed to have been issued by the Company (A) to any employee, officer, director or consultant of the Company in connection with an Approved Stock Plan, (B) upon conversion of the Preferred Shares or exercise of the Warrants, (C) in a firm commitment, underwritten public offering with net proceeds to the Company of at least $25,000,000 or (D) pursuant to warrants issued to Gerard Klauer Mattison in connection with the services provided by Gerard Klauer Mattison in connection with the transactions contemplated by the Securities Purchase Agreement; provided that such warrants are not amended after the issuance thereof and provided that no more than 312,424 shares of Common Stock (as appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction) are issuable or issued pursuant thereto) for a consideration per share less than a price (the "Applicable Price") equal to the Fixed Conversion Price in effect immediately prior to such time, then immediately after such issue or sale, the Fixed Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Fixed Conversion Price in effect immediately prior to such issue or sale and (y) the quotient of (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale and (II) the consideration, if any, received by the Company upon such issue or sale, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(f)(i), the following shall be applicable:

                           (A) Issuance of Options. If the Company in any manner
grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

                           (B)  Issuance  of  Convertible  Securities.   If  the
Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this
Section 2(f)(i)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

                           (C) Change in Option Price or Rate of Conversion.  If
the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Options or Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Fixed Conversion Price in effect at the time of such change shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

                           (D) Calculation of  Consideration  Received.  In case
any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Weighted Average Prices of such securities during the ten (10) consecutive trading days ending on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of at least a majority of the Preferred Shares then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent error and the fees and expenses of such appraiser shall be borne by the Company.

                           (E) Record Date. If the Company takes a record of the
holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (ii) Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

         (iii) Holder's Right of Alternative Conversion Price Following Issuance of Convertible Securities. If the Company in any manner issues or sells any Options or Convertible Securities after the Initial Issuance Date that are convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more resets to a fixed price, or at a price which upon the passage of time or the occurrence of certain events is automatically reduced or is adjusted to a price which is based on some formulation of the then current market price of the Common Stock (each of the formulations for such variable price being herein referred to as a "Variable Price;" provided, however, that a price which upon the passage of time or the occurrence of certain events is automatically reduced or is adjusted to a price which is based on some formulation of the then current market price of the Common Stock shall not constitute a Variable Price until the passage of such time or the occurrence of such event, as the case may be), then the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("Variable Notice") on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, a holder of Preferred Shares shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of any Preferred Shares by designating in the Conversion Notice delivered upon conversion of such Preferred Shares that solely for purposes of such conversion the holder is relying on the Variable Price rather than the Conversion Price then in effect. A holder's election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate the holder to rely on a Variable Price for any future conversion of Preferred Shares.

         (iv) Adjustment of the Conversion Price Upon Major Corporate Event Announcement. In the event (A) the Company makes a public announcement that it intends to consolidate or merge with or into another Person or engage in a business combination involving the issuance or exchange of more than 50% of the Company's outstanding Common Stock, (B) the Company makes a public announcement that it intends to sell or transfer all or substantially all of the Company's Assets, (C) any Person (including the Company) publicly announces a purchase, tender or exchange offer for more than 50% of the Company's outstanding Common Stock or (D) the Company or William M. Hawkins, III publicly announces that Mr. Hawkins intends to sell, transfer or otherwise dispose of shares of Common Stock or voting power or control over shares of Common Stock, such that after giving effect to such sale, transfer or other disposition Mr. Hawkins will not have beneficial ownership of or will not have voting power or control over at least 50% of the number of shares of Common Stock beneficially held by Mr. Hawkins immediately prior to the Initial Issuance Date (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions) (the transactions described in clauses (A), (B), (C) and
         (D) above are hereinafter referred to as "Major Corporate Events" and the date of the announcement referred to in clause (A), (B), (C) or (D) is hereinafter referred to as the "Announcement Date"), then the
         Conversion  Price  shall,  effective  upon  the  Announcement  Date and
         continuing   through  and  including  the  Adjusted   Conversion  Price
         Termination Date (as defined below), not exceed the Conversion Price which would have been applicable for a conversion by the holder on the Announcement Date; provided that, with respect to a Major Corporate Event described in clause (C) above, this Section 2(f)(iv) shall not adjust or otherwise affect the Conversion Price of any Preferred Shares held by the Person which publicly announces, or whose affiliate publicly announces, such purchase, tender or exchange offer. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Section 2. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed Major Corporate Event for which a public announcement as contemplated by this Section 2(f)(iv) has been made, the date upon which the Company or other Person (in the case of clause
         (C) above in this Section 2(f)(iv)) or William M. Hawkins, III (in the case of clause (D) above in this Section 2(f)(iv)) consummates or publicly announces the termination or abandonment of the proposed Major Corporate Event which was the subject of the previous public announcement.

         (v) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

                  (vi)     Notices.

                           (A) Immediately upon any adjustment of the Conversion
Price pursuant to this Section 2(f), the Company will give written notice thereof to each holder of

Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                           (B) The  Company  will  give  written  notice to each
holder of Preferred Shares at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 4(a)), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                           (C) The Company will also give written notice to each
holder of Preferred Shares at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

         (3)      Redemption at Option of Holders.

                  (a) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 125% of the Conversion Amount and (ii) the product of (x) the Conversion Rate in effect at such time as such holder delivers a Notice of Redemption at Option of Buyer (as defined below) and (y) the Weighted Average Price of the Common Stock on the trading day immediately preceding such Triggering Event on which the Principal Market is open for trading (the "Redemption Price").

                  (b) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

         (i) the failure of the Registration Statement (as defined in the Registration Rights Agreement) to be declared effective by the SEC on or prior to the date that is 120 days after the Initial Issuance Date;

         (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, except for days during any Allowable Grace Period (as defined in the Registration Rights Agreement), the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period;

         (iii) the Company's notice or the Transfer Agent's notice, at the Company's direction, to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations;

         (iv) a Conversion Failure (as defined in Section 2(d)(v)(C));

         (v) upon the Company's receipt or deemed receipt of a Conversion Notice, whether in connection with an election of a Maturity Date Mandatory Conversion or otherwise, the Company shall not be obligated to issue shares of Common Stock upon such conversion due to the provisions of Section 14;

         (vi) the suspension from trading or failure of the Common Stock to be listed on the Nasdaq National Market or The New York Stock Exchange, Inc. for a period of five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period;

         (vii) the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants, this Certificate of Designations or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten (10) days; or

         (viii) the Company fails to pay the Redemption Price of Company Redemption in Lieu of Conversion (as defined in Section 6) or the Company's Election Redemption Price (as defined in Section 7) within five (5) Business Days of the date such payment was due.

                  (c) Mechanics of Redemption at Option of Buyer. Within one (1) Business Day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Preferred Shares. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Preferred Shares then outstanding may require the Company to redeem up to all of such holder's Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer") to the Company; provided that such Notice of Redemption at Option of Buyer may only be sent during the period beginning on and including the date of the occurrence of the Triggering Event and ending on and including the later of the date which is (a) 20 Business Days after the date on which such holder of the Preferred Shares receives a Notice of Triggering Event from the Company with respect to such Triggering Event and (b) five (5) Business Days after the date on which such Triggering Event is cured and such holder of Preferred Shares receives written notice from the Company confirming such Triggering Event has been cured. A Notice of Redemption at Option of Buyer shall indicate the number of Preferred Shares that such holder is electing to redeem.

                  (d) Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer from any holder of Preferred Shares, the Company shall immediately notify each holder of Preferred Shares by facsimile of the Company's receipt of such notice(s). The Company shall deliver the applicable Redemption Price to a holder which delivers a Notice of Redemption at Option of Buyer within five (5) Business Days after the Company's receipt of a Notice of Redemption at Option of Buyer; provided that, if required by Section 2(d)(vii), a holder's Preferred Stock Certificates shall have been delivered to the Transfer

Agent. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall (i) redeem a pro rata amount from each holder of Preferred Shares based on the number of Preferred Shares submitted for redemption by such holder relative to the total number of Preferred Shares submitted for redemption by all holders of Preferred Shares and (ii) in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each holder interest at the rate of 1.5% per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full.

                  (e) Void Redemption. In the event that the Company does not pay the Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a holder of Preferred Shares shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder any or all of the Preferred Shares that were submitted for redemption by such holder under this Section 3 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Buyer shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice, and (iii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the Notice of Redemption at Option of Buyer is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company. If there is an adjustment to the Fixed Conversion Price pursuant to this Section 3(e) prior to the Adjustment Date, then on and after the Adjustment Date the Fixed Conversion Price shall not exceed the Fixed Conversion Price in effect immediately prior to the Adjustment Date.

                  (f) Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate". A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a Preferred Stock Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary.

         (4)      Other Rights of Holders.

                  (a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." As long as any Preferred Shares are outstanding, prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance reasonably satisfactory to the holders of at least a majority of the Preferred Shares then outstanding) to deliver to each holder of Preferred Shares in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares (including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Liquidation Value of the Preferred Shares held by such holder) and reasonably satisfactory to the holders of at least a majority of the Preferred Shares then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of at least a majority of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of
Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares). In the event of an Organic Change resulting from a Change of Control described in clause (i) of the definition of "Change of Control" set forth in
Section 4(b), then following such Organic Change, provided that the Company and the Acquiring Entity have complied with this Section 4 and Section 4(l) of the Securities Purchase Agreement, clause (D) of Section 2(f)(iv) and clause (iv) of the definition of "Change of Control" set forth in Section 4(b) shall no longer be applicable or of any force or effect.

                  (b) Optional Redemption Upon Change of Control. In addition to the rights of the holders of Preferred Shares under Section 4(a), upon a Change of Control (as defined below) of the Company each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of (A) 110% of the Conversion Amount and (B) the product of (x) the Conversion Rate in effect at such time as such holder delivers a Notice of Redemption Upon Change of Control (as defined below) and
(y) the Weighted Average Price of the Common Stock on the trading day immediately preceding such Change of Control on which the Principal Market is open for trading (the "Change of Control Redemption Price"). No sooner than 60 days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Change of Control") to each holder of Preferred Shares. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least ten
(10) days prior to a Change of Control, at any time on or after the date which is ten (10) days prior to a Change of Control) and ending on the date of such Change of Control, any holder of the Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption Upon Change of Control") to the Company, which Notice of Redemption Upon Change of Control shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Change of Control Redemption Price, as calculated pursuant to this Section 4(b).

Upon the Company's receipt of a Notice(s) of Redemption Upon Change of Control from any holder of Preferred Shares, the Company shall promptly, but in no event later than two (2) Business Days following such receipt, notify each holder of Preferred Shares by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Change of Control. The Company shall deliver the applicable Change of Control Redemption Price simultaneously with the consummation of the Change of Control; provided that, if required by Section 2(d)(viii), a holder's Preferred Stock Certificates shall have been so delivered to the Company. Payments provided for in this Section 4(b) shall have priority to payments to other stockholders in connection with a Change of Control. For purposes of this
Section 4(b), "Change of Control" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, or (iv) the sale, transfer or other disposition by William M. Hawkins, III of shares of Common Stock or voting power or control over shares of Common Stock, such that after giving effect to such sale, transfer or other disposition Mr. Hawkins no longer has beneficial ownership of or no longer holds voting power or control over at least 50% of the number of shares of Common Stock beneficially held by Mr. Hawkins immediately prior to the Initial Issuance Date (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions).

                  (c) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         (5) Limitation on Beneficial Ownership. The Company shall not effect any conversion of Preferred Shares and no holder of Preferred Shares shall have the right to convert any Preferred Shares in excess of that number of Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by such Person (together with such Person's affiliates) to exceed 4.99% of the total outstanding shares of Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by such Person (together with such Person's affiliates) shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Person or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants or convertible preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 5, in determining the number of outstanding shares of Common Stock, a Person may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be,
(2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any holder, the Company shall within two (2) Business Days confirm orally and in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Shares and the Warrants, by such Person or its affiliates and the issuance of Dividend Shares since the date as of which such number of outstanding shares of Common Stock was reported.

         (6)      Company's Right to Redeem in Lieu of Conversion.

                  (a)  General.  Subject  to the  terms and  conditions  of this
Section 6, at any time after the date the Registration Statement is declared effective by the SEC, the Company may elect to redeem Preferred Shares submitted for conversion in lieu of converting such Preferred Shares, provided that the Conversion Price as specified in the Conversion Notice is less than the arithmetic average of the Weighted Average Price of the Common Stock on each of the ten (10) consecutive trading days immediately preceding the Initial Issuance Date (as appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such ten (10) trading day period or after the Initial Issuance Date) (a "Company Redemption in Lieu of Conversion").

                  (b) Redemption Price of Company Redemption in Lieu of Conversion. The "Redemption Price of Company Redemption in Lieu of Conversion" shall be an amount per Preferred Share equal to the product of (A) the Conversion Rate for such Preferred Share on the date such Preferred Share is submitted for conversion and (B) the Weighted Average Price of the Common Stock on the date such Preferred Shares is submitted for conversion.

                  (c) Mechanics of Company Redemption in Lieu of Conversion. The Company shall exercise its right to redeem pursuant to this Section 6 by delivering written notice by facsimile and overnight courier ("Notice of Company Redemption in Lieu of Conversion") to each holder of the Preferred Shares. Such Notice of Company Redemption in Lieu of Conversion shall confirm the time period during which the Company shall effect a Company Redemption in Lieu of Conversion, which period shall begin on and include the date which is five (5) Business Days after the date of receipt by all of the holders' of the Notice of Company Redemption in Lieu of Conversion and shall end on and include the date which is 30 days after the fifth (5th) Business Day following the date of receipt by all of the holders of the Notice of Company Redemption in Lieu of Conversion (the "Redemption in Lieu of Conversion Period"). The Company may terminate a Redemption in Lieu of Conversion Period at any time with respect to Preferred Shares which have not been submitted for conversion on the Business Day after it delivers written notice of such termination to each holder of Preferred Shares by facsimile and overnight courier. Any Preferred Shares submitted for conversion after the termination of the Redemption in Lieu of Conversion Period shall be converted in accordance with Section 2.

                  (d) Payment of Redemption Price. The Company shall pay the Redemption Price of Company Redemption in Lieu of Conversion to the holder of the Preferred Shares being redeemed in cash within three (3) days after the Conversion Date giving rise to such redemption. If the Company shall fail to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to such holder on a timely basis as described in this Section 6(d), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full. Until the Company pays such unpaid applicable Redemption Price of Company Redemption in Lieu of Conversion in full to a holder of Preferred Shares, such holder shall have the option (the "Void Company Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder any or all of the Preferred Shares that were submitted for redemption by such holder under this Section 6 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid, by sending written notice thereof via facsimile to the Company (the "Void Company Redemption Notice"). Upon the Company's receipt of such Void Company Redemption Notice and prior to payment of the full Redemption Price of Company Redemption in Lieu of Conversion, (x) the Company's Redemption in Lieu of Conversion shall be null and void with respect to those Preferred Shares set forth in the Void Company Redemption Notice and for which the Redemption Price of Company Redemption in Lieu of Conversion has not been timely paid (provided that the voiding of the Company's Redemption in Lieu of Conversion shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 6(d) or otherwise), (y) the Company shall immediately return any Preferred Shares set forth in the Void Company Redemption Notice and for which the Redemption Price of Company Redemption in Lieu of Conversion has not been timely paid and (z) the Fixed Conversion Price of such Preferred Shares set forth in the Void Company Redemption Notice shall be adjusted to the lesser of (1) the Fixed Conversion Price as in effect on the date such holder delivered its Void Company Redemption Notice and (2) the lowest Weighted Average Price during the period beginning on the Conversion Date and ending on the date such holder delivered its Void Company Redemption Notice. Notwithstanding the foregoing, if the Company fails to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to a holder within the time period described in this Section 6(d) due to a dispute as to the arithmetic calculation of the Redemption Price of Company Redemption in Lieu of Conversion, such dispute shall be resolved pursuant to Section 2(d)(iii) with the term "Redemption Price of Company Redemption in Lieu of Conversion" being substituted for the term "Conversion Rate." If the Company fails to timely effect a Company Redemption in Lieu of Conversion in accordance with this
Section 6, the Company shall not be allowed to submit another Notice of Company Redemption in Lieu of Conversion without the prior written consent of the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding.

                  (e) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Notice of Company Redemption in Lieu of Conversion pursuant to Section 6(c) and begin the redemption procedure under this Section 6, unless it has:

         (i) the full amount of the aggregate Redemption Price of Company Redemption in Lieu of Conversion for all outstanding Preferred Shares in cash, available in a demand or other immediately available account in a bank or similar financial institution;

         (ii) credit facilities, with a bank or similar financial institutions that are immediately available and unrestricted for use in redeeming the Preferred Shares, in the full amount of the aggregate Redemption Price of Company Redemption in Lieu of Conversion for all outstanding Preferred Shares;

         (iii) a written agreement with a standby underwriter or qualified buyer ready, willing and able to purchase from the Company a sufficient number of shares of Common Stock to provide proceeds in the full amount of the aggregate Redemption Price of Company Redemption in Lieu of Conversion for all outstanding Preferred Shares; or

         (iv) a combination of the items set forth in the preceding clauses (i),
         (ii) and (iii), aggregating the full amount of the aggregate Redemption Price of Company Redemption in Lieu of Conversion for all outstanding Preferred Shares.

         (7) Redemption at the Company's Election. On the first (1st) year and second (2nd) year anniversary of the Initial Issuance Date (each a "Company's Election Redemption Date"), the Company shall have the right, in its sole discretion, to require that all of the outstanding Preferred Shares be redeemed, to the extent funds are legally available therefor ("Redemption at Company's Election"), for consideration per Preferred Share equal to (a) 110% of the Stated Value, plus the Additional Amount, with respect to a Redemption at Company's Election on the first (1st) anniversary of the Initial Issuance Date, or (b) 105% of the Stated Value, plus the Additional Amount, with respect to a Redemption at Company's Election on the second (2nd) anniversary of the Initial Issuance Date (the "Company's Election Redemption Price"); provided that the Conditions to Redemption at the Company's Election (as defined below) are satisfied. The Company may exercise its right to Redemption at Company's Election only by providing each holder of Preferred Shares written notice ("Notice of Redemption at Company's Election") at least ten (10) Business Days but not more than 20 Business Days prior to the applicable Company's Election Redemption Date. The date on which each holder of Preferred Shares receives the Notice of Redemption at Company's Election is referred to as the "Notice of Redemption at Company's Election Date." If the Company has exercised its right of Redemption at Company's Election and the conditions of this Section 7, including the Conditions to Redemption at Company's Election, have been satisfied, then the Preferred Shares which remain outstanding on the Company's Election Redemption Date shall be redeemed as of the Company's Election Redemption Date by payment, by wire transfer of immediately available funds, by the Company to each such holder of Preferred Shares of the Company's Election Redemption Price on the Company's Election Redemption Date. If required by
Section 2(d)(viii), all holders of the Preferred Shares being redeemed shall thereupon and within two (2) Business Days after the Company's Election Redemption Date or such earlier date as the Company and each holder of Preferred Shares mutually agree, surrender all Preferred Shares being redeemed on such date to the Company. If the Company fails to pay the full Company's Election Redemption Price on the Company's Election Redemption Date with respect to a Preferred Share subject to redemption, then the Redemption at Company's Election shall be null and void with respect to such Preferred Share and the holder shall be entitled to all the rights of a holder of outstanding Preferred Shares. "Conditions to Redemption at the Company's Election" means the following conditions: (i) during the period beginning on the Initial Issuance Date and ending on and including the Company's Election Redemption Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares to the holders of the Preferred Shares on a timely basis as set forth in Section 2(d)(ii) and delivered shares of Common Stock upon exercise of the Warrants on a timely basis as set forth in Section 2(a) of the

Warrants; (ii) on each day during the period beginning 30 days prior to the Notice of Redemption at Company's Election Date and ending on and including the Company's Election Redemption Date, the Registration Statement shall be effective and available for the resale of at least all of the Registrable Securities; (iii) on each day during the period beginning 30 days prior to the Notice of Redemption at Company's Election Date and ending on and including the Company's Election Redemption Date, the Common Stock is designated for quotation on the Nasdaq National Market or listed on The New York Stock Exchange, Inc. and delisting or suspension by such market or exchange shall not have been threatened either (A) in writing by such market or exchange or (B) by falling below the minimum listing maintenance requirements of such market or exchange;
(iv) during the period beginning 30 days prior to the Notice of Redemption at Company's Election Date and ending on and including the Company's Election Redemption Date, there shall not have occurred the consummation of a Change of Control; (v) during the period beginning on the Initial Issuance Date and ending on and including the Company's Election Redemption Date, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Change of Control which has not been abandoned or terminated or (B) a Triggering Event or an event that with the passage of time or giving of notice and without being cured would constitute a Triggering Event; and (vi) the Company otherwise shall have been in compliance with and shall not have breached any provision of this Certificate of Designation, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement that would result, either individually or in the aggregate, in a Material Adverse Effect (as defined in the Securities Purchase Agreement). Notwithstanding the above, but subject to Section 5, any holder of Preferred Shares may convert any Preferred Shares into Common Stock pursuant to Section 2 on or prior to the date immediately preceding the Company's Election Redemption Date. If the Company fails to timely pay any Company's Election Redemption Price in accordance with this Section 7, then the Company shall not be permitted to submit another Notice of Redemption at Company's Election without the prior written consent of the holders of at least a majority of the Preferred Shares then outstanding.

         (8) Reservation of Shares. The Company shall initially reserve 150% of the number of shares of Common Stock for which the Preferred Shares are convertible on the Issuance Date (without regard to any limitations on conversion), provided that, so long as any of the Preferred Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, at least 150% of such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding (without regard to any limitations on conversions). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holders.

         (9) Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the Delaware General Corporation Law, and as expressly provided in this Certificate of Designations.

         (10) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Conversion Amount for such Preferred Share (the "Liquidation Value"); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

         (11) Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Secretary of State of the State of Delaware or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another Person, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall have a result inconsistent therewith.

         (12) Participation. Subject to the rights of the holders, if any, of the Pari Passu Shares, the holders of the Preferred Shares shall, as holders of Preferred Shares, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

         (13) Restriction on Redemption and Cash Dividends. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its capital stock (other than the Preferred Shares) without the prior express written consent of the holders of not less than a majority of the then outstanding Preferred Shares.

         (14) Limitation on Number of Conversion Shares. The Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Preferred Shares without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount, or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Preferred Shares shall convert all of such holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.

         (15) Vote to Change the Terms of or Issue Additional Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, shall be required for (a) any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares and (b) the issuance of Preferred Shares other than pursuant to the Securities Purchase Agreement.

         (16) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

         (17) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         (18) Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Purchasers and shall not be construed against any person as the drafter hereof.

         (19) Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         (20) Notice. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.

         (21) Transfer of Preferred Shares. A holder of Preferred Shares may assign or transfer some or all of the Preferred Shares held by such holder without the consent of the Company.

                                    * * * * *

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by James Alan Cook, its Executive Vice President, General Counsel and Secretary, as of December 7, 2001.

                                            THE 3DO COMPANY


                                            By:    /s/ James Alan Cook
                                                 ------------------------------
                                            Name:  James Alan Cook
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary

                                    EXHIBIT I

                                 THE 3DO COMPANY
                                CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of The 3DO Company for its Series A Convertible Preferred Stock (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of The 3DO Company, a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, as of the date specified below.

         Date of Conversion:____________________________________________________

         Number of Preferred Shares to be converted:____________________________

         Stock certificate no(s). of Preferred Shares to be converted:__________

Please confirm the following information:

         Conversion Price:______________________________________________________

         Number of shares of Common Stock to be issued:

         Is the Variable Price being relied on pursuant to Section 2(f)(iii) of the Certificate of Designations? (Check one) YES ___ NO ___

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:______________________________________________________________
                  ______________________________________________________________

         Taxpayer ID#:__________________________________________________________

         Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the holder of Preferred Shares submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person's affiliates) of a number of shares of Common Stock which exceeds 4.99% of the total outstanding shares of Common Stock as reflected in the Company's most recent Form 10-Q or Form 10-K or other public filing with the SEC, as the case may be, or a more recent public announcement by the Company or other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding, but after giving effect to conversions of Preferred Shares and issuances of Dividend Shares and exercises of Warrants by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

         Facsimile Number:______________________________________________________

         Authorization:

                           By:__________________________________________________
                           Title:_______________________________________________

         Dated:_________________________________________________________________
         Account Number (if electronic book entry transfer):___________________ Transaction Code Number (if electronic book entry transfer):___________

                                 ACKNOWLEDGMENT


         The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated December 7, 2001 from the Company and acknowledged and agreed to by EquiServe.

                                        THE 3DO COMPANY


                                        By:
                                             --------------------
                                        Name:
                                             --------------------

                         Title:----------------------------------